Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

November 5, 2024	OTCQB: FTCO

FORTITUDE GOLD REPORTS THIRD QUARTER 2024 RESULTS

COLORADO SPRINGS – November 5, 2024 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) reported results for the third quarter ended September 30, 2024, including $10.2 million net sales, $2.7 million exploration expense, $2.9 million cash dividends to shareholders, $4.8 million mine gross profit, $946 thousand net income, or $0.04 per share, and a cash balance of $30.3 million at quarter end. The Company confirmed its previously announced preliminary 2024 third quarter production of 4,220 gold ounces as it awaits permit approval to build its second mine, its County Line project. The Company did successfully receive permit approvals to mine deeper in the Pearl zone of the Isabella Pearl pit during the closing weeks of the third quarter of 2024. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

Third Quarter 2024 Financial Results and Highlights

●	$10.2 million net sales
●	$30.3 million cash balance at September 30, 2024
●	4,220 gold ounces produced
●	$41.5 million working capital at September 30, 2024
●	$4.8 million mine gross profit
●	$2.7 million exploration expenditures
●	$906 total cash cost after by-product credits per gold ounce sold*
●	$990 per ounce total all-in sustaining cost*
●	$2.9 million dividends paid
●	$2.0 million gold and silver bullion at September 30, 2024

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

Fortitude Gold sold 4,199 gold ounces at a total cash cost of $906 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $990. Realized metal prices during the quarter averaged $2,441 per ounce gold(1).  While the Company produced 4,220 ounces of gold during the quarter, the 2024 annual production outlook was previously deferred as the Company awaits permits from regulatory agencies to expand mine operations with permit approval to build its second mine, its County Line project.

“The third quarter of 2024 was successful on numerous fronts for Fortitude despite continued permitting delays,” stated Mr. Jason Reid, CEO and President of Fortitude Gold.  “We are hopeful that under a different federal administration than the current one, its agencies will become fully staffed and our future permits approved on a timelier basis. The Company remains in a strong financial position as we await permits to begin mine construction of our County Line project, our next targeted mine build.”

The following Sales Statistics table summarize certain information about our operations for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Metal sold
Gold (ozs.)	4,199	11,042	12,292	32,173
Silver (ozs.)	11,380	24,694	48,052	55,638
Average metal prices realized (1)
Gold ($per oz.)	2,441	1,931	2,288	1,934
Silver ($per oz.)	29.07	23.54	26.57	23.51
Precious metal gold equivalent ounces sold
Gold Ounces	4,199	11,042	12,292	32,173
Gold Equivalent Ounces from Silver	136	301	558	676
	4,335	11,343	12,850	32,849

Total cash cost before by-product credits per gold ounce sold	$985	$600	$889	$564
Total cash cost after by-product credits per gold ounce sold	$906	$547	$785	$523
Total all-in sustaining cost per gold ounce sold	$990	$651	$929	$633
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics table summarize certain information about our operations for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Ore mined
Ore (tonnes)	149,259	110,456	336,025	329,765
Gold grade (g/t)	0.66	2.04	0.62	3.07
Low-grade stockpile
Ore (tonnes)	—	—	—	2,118
Gold grade (g/t)	—	—	—	0.46
Waste (tonnes)	208,176	434,571	1,008,173	965,312
Metal production (before payable metal deductions)(1)
Gold (ozs.)	4,220	11,122	12,353	32,293
Silver (ozs.)	11,488	25,012	48,781	56,272
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and nine months ended September 30, 2024 and 2023, its financial condition at September 30, 2024 and December 31, 2023, and its cash flows for the nine months ended September 30, 2024 and 2023. The summary data as of September 30, 2024 and for the three and nine months ended September 30, 2024 and 2023 is unaudited; the summary data as of December 31, 2023 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2023, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,316	$48,678
Gold and silver rounds/bullion	1,960	1,532
Accounts receivable	—	42
Inventories	11,974	23,848
Prepaid taxes	387	355
Prepaid expenses and other current assets	805	811
Total current assets	45,442	75,266
Property, plant and mine development, net	26,815	25,365
Operating lease assets, net	—	631
Deferred tax assets	3,338	2,860
Leach pad inventories	51,164	30,533
Other non-current assets	386	344
Total assets	$127,145	$134,999
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,832	$3,881
Operating lease liabilities, current	—	631
Mining taxes payable	376	2,309
Other current liabilities	703	1,133
Total current liabilities	3,911	7,954
Asset retirement obligations	9,798	6,500
Total liabilities	13,709	14,454
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,173,209 shares outstanding at September 30, 2024 and 24,084,542 shares outstanding at December 31, 2023	242	241
Additional paid-in capital	104,801	104,020
Retained earnings	8,393	16,284
Total shareholders' equity	113,436	120,545
Total liabilities and shareholders' equity	$127,145	$134,999

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2024 and 2023
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Sales, net	$10,229	$21,268	$27,964	$62,027
Mine cost of sales:
Production costs	3,784	5,992	9,491	16,665
Depreciation and amortization	1,597	3,349	4,535	9,733
Reclamation and remediation	69	91	176	231
Total mine cost of sales	5,450	9,432	14,202	26,629
Mine gross profit	4,779	11,836	13,762	35,398
Costs and expenses:
General and administrative expenses	1,739	1,335	4,150	3,481
Exploration expenses	2,731	3,833	10,621	13,582
Other (income), net	(520)	(491)	(1,680)	(1,252)
Total costs and expenses	3,950	4,677	13,091	15,811
Income before income and mining taxes	829	7,159	671	19,587
Mining and income tax (benefit) expense	(117)	1,437	(135)	3,893
Net income	$946	$5,722	$806	$15,694
Net income per common share:
Basic	$0.04	$0.24	$0.03	$0.65
Diluted	$0.04	$0.24	$0.03	$0.65
Weighted average shares outstanding:
Basic	24,173,209	24,084,542	24,156,816	24,077,772
Diluted	24,261,954	24,212,436	24,242,708	24,217,420

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2024 and 2023
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Nine months ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net income	$806	$15,694
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	4,668	9,804
Stock-based compensation	705	171
Deferred taxes	(478)	(607)
Reclamation and remediation accretion	176	231
Reclamation payments	(83)	—
Unrealized (gain) loss on gold and silver rounds/bullion	(428)	33
Other operating adjustments	—	(55)
Changes in operating assets and liabilities:
Accounts receivable	42	—
Inventories	(8,434)	(3,016)
Prepaid expenses and other current assets	6	(292)
Other non-current assets	(42)	(19)
Accounts payable and other accrued liabilities	(1,407)	347
Income and mining taxes payable	(1,965)	325
Net cash (used in) provided by operating activities	(6,434)	22,616

Cash flows from investing activities:
Capital expenditures	(3,305)	(5,047)
Purchase of gold and silver rounds/bullion	—	(978)
Net cash used in investing activities	(3,305)	(6,025)

Cash flows from financing activities:
Dividends paid	(8,697)	(9,631)
Proceeds from exercise of stock options	77	60
Repayment of loans payable	(3)	(30)
Repayment of capital leases	—	(9)
Net cash used in financing activities	(8,623)	(9,610)

Net (decrease) increase in cash and cash equivalents	(18,362)	6,981
Cash and cash equivalents at beginning of period	48,678	45,054
Cash and cash equivalents at end of period	$30,316	$52,035

Supplemental Cash Flow Information
Income and mining taxes paid	$2,309	$4,174
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$(69)	$15
Change in estimate for asset retirement costs	$2,937	$—

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements: This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com